Exhibit 10.20

APi Group DE, Inc.

$350,000,000

4.125% Senior Notes due 2029

Purchase Agreement

June 15, 2021

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

APi Group DE, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) is acting as representative, $350,000,000 principal amount of its 4.125% Senior Notes due 2029 (the “Notes”). The Securities (as defined below) are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, among the Company, the Guarantors (as defined below) and Computershare Trust Company, N.A., as trustee (the “Trustee”).  To the extent there are no additional parties listed on Schedule I other than you, the term Representative as used herein shall mean you as the Initial Purchasers, and the terms Representative and Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) in reliance upon exemptions from the registration requirements of the Securities Act.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) APi Group Corporation, a Delaware corporation and the direct parent of the Company (“Holdings”), (ii) the other entities listed on the signature pages hereof as “Guarantors” and (iii) any subsidiary of Holdings formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities.”

4841-0022-4238 v2

US-DOCS\124281900.10

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 14, 2021 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated June 15, 2021 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”).  Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities.  The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act (as defined below) subsequent to the Execution Time that is incorporated by reference therein.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”).

1.Representations and Warranties.  Each of the Company, Holdings and the Guarantors represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a)The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b)As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show made to prospective investors of the Company, when taken together as a whole with the Disclosure Package, (c) any other General Solicitation by the Company, its affiliates (“Affiliates”), as such term is defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), or any person acting on its or their behalf, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c)None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Securities Act.

(d)None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (each, a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Representative has given their prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e)The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(f)The documents incorporated or deemed to be incorporated by reference in the Preliminary Memorandum and the Final Memorandum at the time they were filed with the Securities and Exchange Commission (the “Commission”) conformed (and to the extent they are incorporated by reference into the Final Memorandum will conform) in all material respects to the applicable reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(g)Assuming the accuracy of representations and warranties in Section 4(b), no registration under the Securities Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(h)None of the Company, Holdings or any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(i)None of the Company, Holdings or any Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company, Holdings or any Guarantor (except as contemplated in this Agreement).

(j)None of the Company, Holdings or any Guarantor has taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, Holdings or any Guarantor in connection with the offering of the Securities.

(k)Each of Holdings, the Company and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation, partnership or limited liability company under the laws of their respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease or property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Holdings, the Company and their respective subsidiaries taken as a whole (a “Material Adverse Effect”). Each of Holdings, the Company and their respective subsidiaries has all power and authority to hold its properties and to conduct the businesses in which it is engaged.

(l)Each of Holdings and the Company has an authorized capitalization as set forth in each of the Disclosure Package and the Final Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, conform to the description thereof contained or incorporated by reference in the Disclosure Package and the Final Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All the outstanding shares of capital stock or ownership interests of each subsidiary of Holdings (other than the Company) have been duly authorized and validly issued and are fully paid and nonassessable and are free and clear of all liens, encumbrances, equities or claims, except as otherwise set forth in the Disclosure Package and the Final Memorandum and except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all outstanding shares of capital stock or ownership interests of the subsidiaries are owned by Holdings either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(m) The statements in the Preliminary Memorandum and the Final Memorandum under the heading “Description of Notes” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and “Certain Material U.S. Federal Income Tax Considerations” and “Description of Other Indebtedness” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(n)This Agreement has been duly authorized, executed and delivered by each of Holdings, the Company and the Guarantors; the Indenture has been duly authorized by each of

Holdings, the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the each of Holdings, the Company and the Guarantors, will constitute a legal, valid, binding instrument enforceable against each of Holdings, the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized by Holdings, the Company and the Guarantors, respectively, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by each of Holdings, the Company and the Guarantors and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over Holdings, the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets is required in connection with the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by Holdings, the Company and the Guarantors of the Notes, the Guarantees, the Indenture and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Disclosure Package and the Final Memorandum and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications as may be required under applicable state or foreign securities or blue sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

(p)None of the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will, (i) result in the violation of the charter or by-laws or comparable constituting documents of Holdings or any of its subsidiaries; (ii) conflict with, result in a breach or violation of any of the terms or provisions of, or impose any lien, charge or encumbrance upon any property or assets of Holdings or any of its subsidiaries pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Holdings or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) result in the violation of any statute, law, rule, regulation, judgment, order or decree applicable to Holdings on any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Holdings or any of its subsidiaries or any of its or their properties except, with respect to clauses (ii) and (iii), conflicts, violations, breaches, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect, or have a material adverse effect upon the transactions contemplated herein or any Initial Purchaser subject to, in the case of the foregoing clause (ii), the receipt of any consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made prior to the Closing Date.

(q)The consolidated historical financial statements and schedules of Holdings and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of Holdings as of the dates and for the periods indicated comply as to form in all material respects with the applicable accounting requirements of Regulation S-X (as defined below) and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Summary Financial Data” in the Preliminary Memorandum and the Final Memorandum fairly present in all material respects, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein.

(r)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries or its or their property is pending or, to the knowledge of Holdings or the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(s)Each of Holdings and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(t)Neither Holdings nor any of its subsidiaries (i) is in violation of any provision of its charter or bylaws or comparable constituting documents; (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree applicable to Holdings or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Holdings or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)KPMG LLP, who have certified certain financial statements of Holdings and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company in accordance with local accounting rules and within the meaning of the Securities Act.

(v)There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by any of Holdings, the Company or the Guarantors in connection with the execution and delivery of this Agreement by Holdings, the Company and the Guarantors or the issuance, sale or initial resale of the Securities.

(w)Each of Holdings, the Company and the Guarantors has filed all applicable tax returns that are required to be filed required to be filed through the date hereof, subject to permitted extensions and has paid all taxes required to be paid by it, except where such failure to file or pay would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to Holdings, the Company, the Guarantors or any of their respective subsidiaries, nor do Holdings, the Company or any Guarantor have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against Holdings, the Company, the Guarantors and each of their respective subsidiaries, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)No labor problem or dispute with the employees of Holdings or any of its subsidiaries exists or, or to the knowledge of Holdings, the Company or any Guarantor, is threatened or imminent, and each of Holdings, the Company and the Guarantors is not aware of any imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(y)No subsidiary of Holdings is currently prohibited, directly or indirectly, from paying any dividends to either Holdings or the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to either Holdings or the Company any loans or advances to such subsidiary from either Holdings or the Company or from transferring any of such subsidiary’s property or assets to Holdings or any other subsidiary of Holdings, except as described in the in the Disclosure Package and the Final Memorandum.

(z)Holdings and each of its subsidiaries are insured by insurers of recognized financial responsibility (except with respect to liabilities which Holdings self-insures) against such losses and risks and in such amounts as Holdings, the Company and each Guarantor believes, is adequate for the conduct of their respective businesses and the value of their respective properties and as, to Holdings’, the Company’s or any Guarantor’s knowledge, is customary for companies engaged in similar businesses in similar industries. All policies of insurance and fidelity or surety bonds insuring Holdings or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; Holdings and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither Holdings or any subsidiary has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.  There are no claims by Holdings or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither Holdings nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither Holdings nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(aa)Holdings and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities (“Permits”) required to conduct their respective businesses under applicable law in the manner described in the Disclosure Package and the Final Memorandum except for any of the foregoing which, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Holdings and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.  Neither Holdings nor any of its subsidiaries has received any notice of any revocation or modification of any material Permits or has any reason to believe that any material Permits will not be renewed in the ordinary course.

(bb)Holdings and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, Holdings’ principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  Except as otherwise set forth or incorporated by reference in the  Disclosure Package and the Final Memorandum, Holdings maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of Holdings’ financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to Holdings’ assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for Holdings’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Final Memorandum fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as otherwise set forth or incorporated by reference in the  Disclosure Package and the Final Memorandum, as of the date of the most recent balance sheet of Holdings and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of Holdings, Holdings and its subsidiaries are not aware of any material weakness in their internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act).

(cc)(i) Holdings and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure the information required to be disclosed by Holdings and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of Holdings and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established, except in the case of clauses (i), (ii) or (iii), as otherwise set forth or incorporated by reference in the Disclosure Package and the Final Memorandum.

(dd)Holdings and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity; (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except in the case of clauses (i), (ii) or (iii) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  To the knowledge of Holdings, the Company and the Guarantors, neither Holdings nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such designation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) In the ordinary course of its business, Holdings, the Company and the Guarantors periodically review the effect of Environmental Laws on the business, operations and properties of Holdings and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, Holdings, the Company and the Guarantors have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ff)The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by Holdings, any of its subsidiaries and/or any entity which would be treated as a single employer with Holdings or any of its subsidiaries under Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) or a part of a controlled group within the meaning of Section 4001(a)(14) of ERISA (a “Controlled Group Member”); and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of Holdings, its subsidiaries and each Controlled Group Member has fulfilled its obligations, if any, under Section 515 of ERISA; neither Holdings nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by Holdings and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA and the Code; and neither Holdings, any of its subsidiaries or Controlled Group Members has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA except for any of the foregoing that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg)The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of Holdings (as defined in Rule 1-02 of Regulation S-X under the Securities Act (“Regulation S-X”)).

(hh)To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority’s Price Stabilising Rules (the “Stabilizing Rules”) before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

(ii)The operations of Holdings and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Holdings, the Company and the Guarantors, threatened.

(jj)Neither Holdings nor any of its subsidiaries nor, to the knowledge of Holdings, the Company and the Guarantors, any director, officer, agent, employee or affiliate of Holdings or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(kk)None of Holdings, the Company, the Guarantors nor any of their respective subsidiaries has knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions or in violation of such Sanctions.

(ll)There is and has been no failure on the part of Holdings and any of Holdings’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-

Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(mm)Neither Holdings nor any of its subsidiaries nor, to the knowledge of Holdings, the Company and the Guarantors, any director, officer, agent, employee, Affiliate or other person acting on behalf of Holdings or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and Holdings and its subsidiaries have instituted and maintain policies and procedures to reasonably ensure compliance therewith.  No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(nn)Holdings and its subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property, (collectively, the “Intellectual Property”) necessary for the conduct of the business of Holdings, the Company and the Guarantors as now conducted or as proposed in the Preliminary Memorandum and the Final Memorandum to be conducted.  (i) Each of Holdings, the Company and the Guarantors owns, or has rights to use under license, all such Intellectual Property free and clear in all material respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of Holdings, the Company and the Guarantors, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of Holdings, the Company and the Guarantors, threatened action, suit, proceeding or claim by any third party challenging Holdings’ or its subsidiaries’ rights in or to any such Intellectual Property, and none of Holdings, the Company and the Guarantors is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of Holdings, the Company and the Guarantors, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and each of Holdings, the Company and the Guarantors is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of Holdings, the Company and the Guarantors, threatened action, suit, proceeding or claim by any third party that Holdings or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and each of Holdings, the Company and the Guarantors is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the knowledge of Holdings, the Company and the Guarantors, there is no valid and subsisting patent or published patent application that would preclude any of Holdings, the Company or any Guarantor, in any material respect, from practicing any such Intellectual Property, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)Except as would not reasonably be expected to result in a Material Adverse Effect, Holdings, the Company, the Guarantors and their respective subsidiaries’

computer and information technology equipment hardware, software, websites, systems and networks (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business as currently conducted.  Holdings, the Company, the Guarantors and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to protect their material confidential information and the integrity, security, continuous operation and redundancy of the IT Systems and data used in connection with their businesses.  There has been no security breach of, or other unauthorized access to or compromise of the IT Systems or such data, except for those that would not reasonably be expected to result in a Material Adverse Effect or have been remedied without material cost or liability or the duty to notify any persons or entities, nor any incidents that are currently under internal review or investigations, except for those that would not reasonably be expected to result in a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2.Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of Holdings, the Company and the Guarantors agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from Holdings, the Company and the Guarantors, at a purchase price of 99.0% of the principal amount thereof, plus accrued interest, if any, from June 22, 2021 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.  Neither the Company nor the Guarantors shall be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein.

3.Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on June 22, 2021, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.  Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4.Offering by Initial Purchasers.  (a)  Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(a)Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by Rule 144A under the Securities Act or
(B)	in accordance with Rule 903 of Regulation S;

(ii)neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of General Solicitation, other than any General Solicitation  included in Schedule III hereto;

(iii)in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv)neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi)it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii)at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”;

(viii)it acknowledges that additional restrictions on the offer and sale of the Securities are described in the Disclosure Package and the Final Memorandum;

(ix)it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(x)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(xi)in relation to each Member State of the European Economic Area (each, a “Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Member State, except that it is permitted to have made and may make an offer to the public in that Member State of any Securities at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Member State:

(A)	to legal entities which are
(B)	qualified investors as defined in the Prospectus Directive;
(C)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative for any such offer;

(D)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the

Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.  For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Member State.

Each of the Initial Purchasers understands that Holdings, the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6(a) and 6(b) hereof, counsel to Holdings, counsel to the Company, counsel to the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

5.Agreements.  Each of Holdings, the Company and the Guarantors agrees with each Initial Purchaser that:

(a)The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c)The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document provided, that this clause shall not apply to any filing by Holdings of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Notes or the offering.  The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission (as defined below).

(d)If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the

Disclosure Package, any General Solicitation, or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, Holdings the Company and the Guarantors will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e)Without the prior written consent of the Representative, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f)The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in connection therewith neither Holdings, the Company or any of the Guarantors shall be required to (i) qualify as foreign corporations or other business entity, as applicable, in any jurisdiction in which they would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject themselves to taxation in any jurisdiction in which they would not otherwise be subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(h)None of the Company, its Affiliates, or any person acting on its or their behalf (provided that the Company makes no representation with respect to the Securities Actions of the Initial Purchasers and any of their Affiliates) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(i)None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j)None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any General Solicitation, other than any General Solicitation in respect of which the Representative has given their prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto.

(k)For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company or Holdings, as applicable, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l)Each of Holdings, the Company and the Guarantors will cooperate with the Representative and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m)Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(n)The Company will not for a period of 60 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”) offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).

(o)The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of Holdings or the Company to facilitate the sale or resale of the Securities.

(p)Holdings or the Company will, for a period of twelve months following the Execution Time, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of Holdings or the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of Holdings as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of Holdings and its subsidiaries are consolidated in reports furnished to its shareholders).

(q)Each of Holdings, the Company and the Guarantors will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the directors and officers of Holdings, the Company and the Guarantors, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(r)Each of Holdings, the Company and the Guarantors, jointly and severally, agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance, sale and initial resale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of representatives of Holdings, the Company or the Guarantors in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of Holdings’ accountants and the fees and expenses of counsel (including local and special counsel) for Holdings, the Company and the Guarantors; and (x) all other costs and expenses incident to the performance by Holdings, the Company and the Guarantors of their respective obligations hereunder.

6.Conditions to the Obligations of the Initial Purchasers.  The respective obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of Holdings, the Company and the Guarantors, as applicable, contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of Holdings, the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by Holdings, the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a)(i) The Company shall have requested and caused Kane Kessler, P.C., counsel for the Company, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(ii) The Company shall have requested and caused each of the local and tax counsel to the Company listed on Schedule IV hereto to furnish to the Representative its opinion,

dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(b)The Representative shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c)Holdings, the Company and each Guarantor shall have furnished to the Representative a certificate signed by the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Senior Vice President, Vice President, General Partner, Authorized Member or other officer reasonably satisfactory to the Initial Purchasers, of Holdings, the Company and each Guarantor, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i)the representations and warranties of Holdings, the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of Holdings, the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of Holdings and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d)At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.

(e)Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f)The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(g)Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h)Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 1271 Avenue of the Americas, New York, New York 10020, Attention: Erika Weinberg or by email to Erika.Weinberg@lw.com, on the Closing Date.

7.Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable and documented out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, any General Solicitation, or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal fees or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(a)Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, Holdings, and each of the Guarantors, each of their respective directors, each of their respective officers, and each person who controls the Company, Holdings, and/or any Guarantor, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.  The Company acknowledges that the statements set forth in the ninth paragraph related to stabilization, syndicate covering transactions and penalty bids under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(b)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except to the extent it is materially prejudiced by such failure (through the forfeiture by the indemnifying party of substantial rights and defenses) and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered, telefaxed or e-mailed to the Citigroup General Counsel (fax no.: 1(646) 291-1469; email: justin.s.tichauer@citi.com) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel; or, if sent to the Holdings or the Company, will be mailed, delivered or e-mailed to Andrea Fike, Esq., General Counsel and Secretary, 1100 Old Highway Eight NW, New Brighton, MN 55112, (e-mail at Andrea.Fike@apigroupinc.us) (with a copy mailed or e-mailed to Kane Kessler, P.C. (600 Third Avenue, 35th Floor, New York, New York 10016. Attention Robert L. Lawrence, Esq. at rlawrence@kanekessler.com and Mitchell D. Hollander, Esq. at mhollander@kanekessler.com).

13.Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

14.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16.Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters).  The Company agrees that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

20.Electronic Signatures.  Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

21.Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

APi Group DE, Inc.

By:
	Name:	Thomas A. Lydon
	Title:	Chief Financial Officer

APi Group Corporation

By:
	Name:	Thomas A. Lydon
	Title:	Chief Financial Officer

(Signature Page to Purchase Agreement)

3S Incorporated

A.P.I. Garage Door, Inc.

A.P.I. Inc.

American Fire Protection Group, Inc.

APi Acquisition IV, Inc.

APi Acquisition V, Inc.

APi Group Headquarters, LLC

APi Group, Inc.

APi National Service Group, Inc.

APi Real Estate, LLC

Classic Industrial Services, Inc.

Davis-Ulmer Sprinkler Company, Inc.

Delta Fire Systems, Inc.

ICS, Inc.

International Fire Protection, Inc.

Jomax Construction Company, Inc.

LeJeune Steel Company

Metropolitan Mechanical Contractors, Inc.

Mid-Ohio Pipeline Company, Inc.

Mid-Ohio Pipeline Services, LLC

Nexus Alarm and Suppression, Inc.

Northland Constructors of Duluth, Inc.

NYCO, Inc.

Security Fire Protection Company, Inc.

Sprinkler Acquisition, LLC

Tessier’s Inc.

The Jamar Company

United Piping, Inc.

United States Alliance Fire Protection, Inc.

Viking Automatic Sprinkler Company

Western States Fire Protection Company

By:
	Name:	Thomas A. Lydon
	Title:	Chief Financial Officer

Grunau Company, Inc.

By:
	Name:	Thomas A. Lydon
	Title:	Assistant Treasurer

(Signature Page to Purchase Agreement)

Cream Ridge Construction Co., Inc.

J. Fletcher Creamer & Son, Inc.

By:
	Name:	Thomas A. Lydon
	Title:	Assistant Secretary

T.Texas Sprinkler, LP

By:	Sprinkler Acquisition, LLC, General Partner

By:
	Name:	Thomas A. Lydon
	Title:	Chief Financial Officer

MMC Holdings, LLC

By:
	Name:	Chad Nelson
	Title:	Chief Manager

MP Technologies, LLC

Technologies Inc.

By:
	Name:	Lawrence Pribyl
	Title:	President

MP Mobile Solutions, LLC

MP Nexlevel of California, Inc.

MP Nexlevel, LLC

Nexlevel Inc.

TL Nexlevel Companies, LLC

TLR Consulting, Inc.

Wright Service Center, LLC

By:
	Name:	Robbi Pribyl
	Title:	President

(Signature Page to Purchase Agreement)

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing Agreement.

Citigroup Global Markets Inc.

By:
Name:
Title:

(Signature Page to Purchase Agreement)